MASTER EQUIPMENT LEASE AGREEMENT

                                                        Agreement No. 30-DE-0507
                                                            Date: October 8,1999

LESSOR:  Mitel Capital; 75 Second avenue Suite 200, Needham Heights, MA 02494

LESSEE: Full Legal Name- Netmaximizer.com, Inc. [ ] corporation [ ] limited partnership [ ] sole proprietorship
ADDRESS: 4400 N. Federal Hwy. Boca Raton, FL 33431
BILLING ADDRESS:
TELEPHONE NO:

                          TERMS AND CONDITIONS OF LEASE

1. LEASE. (a) Lessor hereby leases to Lessee and Lessee leases from Lessor the personal property described on the Equipment Schedule, together with all replacements, parts, cables, additions and accessories incorporated therein or affixed thereto (collectively hereinafter called the "Equipment"). Such replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by Lessor) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless otherwise agreed), be or become the property of the Lessor. Except as otherwise specifically provided or the context so requires, the term "Equipment" includes Software which is delivered on or with the Equipment or is included on the Equipment Schedules.

                  (b) "Equipment Schedule" means the Equipment Schedule in the form attached hereto as Exhibit A with all the blanks completed and including the additional terms and provisions set forth therein, signed by Lessor and Lessee and incorporating, by reference, the terms and provisions of this Master Equipment Lease Agreement ("Master Lease"). Each Equipment Schedule shall constitute a separate and independent lease (a "Lease"), the original of such Lease shall consist of the manually-signed Equipment Schedule and a reprographic copy of the Master Lease. Capitalized terms used herein shall mean and refer to the corresponding items on the applicable Equipment Schedule.

2. TERM. The Lease shall commence with respect to Equipment upon the Rental Start Date and shall continue for the Rental Term. The Rental Start Date shall be the date, as determined by Lessor or its designees to be ready for use at Lessee's location, and Lessee agrees to executor a Delivery and Acceptance Certificate (in the form of Exhibit B hereto) and a Leasing Certificate (in the form of Exhibit C hereto) as of such date. For the Rental Term, Lessee agrees to pay Lessor aggregate rental s equal to the sum of the Rental Payments (including Advance Rental Payments). (If Rental Payments are payable on a periodic basis other than monthly, as specified under the Equipment Schedule, the references herein to "month" shall mean such period.) The first Rental Payment (together with Advance Rental Payments and payment for any partial month at the commencement of the Lease) is due on the Rental Start Date, and remaining Rental Payments are due on the succeeding Rental Payment Dates specified in the applicable Equipment Schedule. Each Equipment Schedule shall be a net lease, and Lessee's obligation to pay all rent and other sums thereunder shall be absolute and unconditional, and shall not be subject to any abatement, reduction, set-off, defense, counterclaims, interruption, determent or recoupment, for any reason whatsoever. A charge on any rent payments or other sums due hereunder which are past due shall accrue at the rate of 18% per annum, or if such rate exceeds the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. The Lease may only be terminated as expressly provided herein or in the applicable Equipment Schedule. A handling and delivery charge to cover all Equipment transportation, rigging, drayage, packing, installation and handling to and from Lessor's facilities or vendor's paint shall be paid by Lessee. This Lease is non-cancelable.

3. WARRANTIES. Lessee acknowledges that it has made the selection of each item of Equipment based upon its judgment and expressly disclaims any reliance upon statements made by Lessor. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND HEREBY DISCLAIMS THE SAME. Lessee shall have no liability for any damages, whether direct, or indirect, general, special, incidental, exemplary or consequential, incurred by Lessee as a result of any defect or malfunction of the Equipment. Lessee shall look solely to the Equipment supplier for any and all claims related to the Equipment. Lessee understands and agrees that neither supplier nor any salesperson or other agent of supplier is an agent of Lessor. No salesperson or agent of supplier is authorized to waive or alter this Lease, and not representation by supplier shall in any way affect Lessee's duty to pay the Rental Payments and perform its obligations under the Lease. Lessor hereby assigns to Lessee, for and during the Rental Term, any warranty on the Equipment provided by the supplier. Lessor and Lessee agree that all limitations on remedies and liability contained in this Lease represent a reasonable allocation of risks that is part of the fundamental bargain between parties.

4. TITLE. Lessor and Lessee hereby confirm their intent that the Equipment shall always remain and be deemed personal property even though it may become attached or affixed to reality, and title hereto shall remain in Lessor (or its successors and assigns) exclusively. If requested by Lessor, Lessee will affix plates or markings on the Equipment indicating the interests of Lessor and its assigns therein, and Lessee will not allow any other indication of ownership or other interest in the Equipment to be placed thereon. Lessee shall not sell, assign, grant a security interest in, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against this Lease or the Equipment.

5. ASSIGNMENT. (a) LESSEE ACKNOWLEDGES THAT LESSOR MAY SELL ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN THIS LEASE AND THE EQUIPMENT WITHOUT NOTICE TO OR CONSENT OF LESSEE. Upon Lessor's written notice to Lessee that this Lease, or the right to the Rental Payments hereunder, have been assigned, Lessee shall, if requested, pay directly to Lessor's assignee without abatement, deduction or set-off amounts which become due hereunder. Lessee waives and agrees it will not assert against Lessor's assignee any counterclaim or set-off in any action for rent under the Lease. Upon the assignment of this Lease, Lessor's assignee shall have and be entitled to exercise any and all rights and remedies (but none of the obligations) of Lessor hereunder, and all references herein to Lessor shall include Lessor's assignee. Lessee acknowledges that any assignment or transfer by Lessor does not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens of risks imposed on Lessee.

         (b) LESSEE MAY NOT ASSIGN THIS LEASE OR SUBLEASE THE EQUIPMENT OR ANY PART THEREOF WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. In the event Lessee makes an assignment on sublessee (in which Lessor has consented). Lessee shall not thereby be relieved of its duties and obligations hereunder, for which it shall remain fully responsible and liable (independent of its assignee).

6. TAXES AND REGULATIONS. Lessee shall comply with all applicable federal, state, local, foreign and international laws, regulations and orders relating to this Lease. Lessee hereby assumes liability for, and shall pay when due and on a net after-tax basis shall indemnify and defend Lessor against, all federal, state, local, foreign and international fees, taxes and governmental charges (including, without limitation, interest and penalties) of any nature imposed upon or in any way relating to Lessor, Lessee, any item of Equipment or this Lease, except any taxes on or measured by Lessor's net income (other than any such tax will not be in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay to or reimburse Lessor for as herein provided). Unless otherwise requested by Lessor, Lessee shall at its expense file when due with the appropriate authorities any and all tax and similar returns and reports required to be filed with respect thereto.

7. INDEMNIFICATION. (a) Lessee hereby assumes liability for, and shall pay when due, and shall indemnify and defend Lessor against, any and all liabilities, losses, damages, claims and expenses (including reasonable attorney fees) in any way relating to or arising out of this Master Lease, any Equipment Schedule or any items of Equipment, including without limitation the manufacture, purchase, ownership, shipment, transportation, delivery, installation, leasing, possession, use, operation, storage and return of such Equipment. Lessee shall give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder. The provisions of this Section are in addition to, and not in limitation of, the provisions of
Section 6. The indemnities contained herein shall survive the expiration of the Rental Term of the Lease.

         (b) This Lease has been entered into on the assumption that Lessor shall be entitled to all deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, including amendments as may occur (the "Code"), to an owner of property including, without limitation, depreciation deductions and interest deductions with respect to any debt incurred to finance the purchase of the Equipment. If, as a result of any acts, omissions or misrepresentations by Lessee or as a result of any changes in the Code (including any changes in the marginal corporate income tax rate), the regulations issued thereunder or the administrative or judicial interpretations, Lessor's projected after tax economic return resulting from ownership and lease of the Equipment hereunder is reduced, then Lessee's Rental Payments shall be increased in an amount (Lessee or Lessor's reasonable calculations) sufficient to provide the same net after-tax economic return as if such acts or omissions or changes had not occurred. Appropriate increases shall also be made in the applicable Stipulated Loss Values for this Lease. In the event the Equipment is sold by Lessor to another party, the net after-tax economic returns considered shall be those of such transferee.

8. USE; MAINTENANCE; EXTENSIONS. (a) Lessee, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable manufacturer's manuals or instructions. Notwithstanding any transfer or assignment by Lessor and provided Lessee is not in default hereunder, Lessee shall have the right to quietly possess and use the Equipment as provided herein without interference by Lessor, its assigns, or any other third party claiming through or under Lessor.

         (b) Lessee shall effect and bear the expense of all necessary repair, maintenance, operation and replacements required to be made to maintain the Equipment in good condition, reasonable wear and tear excepted, and to comply with all domestic and international laws to which the use and operation of the Equipment may be or become subject. Such obligations shall extend to repair or replacement of any partial loss or damage to items or Equipment, regardless of the cause of such loss or damage. Lessee shall obtain and keep in effect, at all times during the Rental Term (and any renewal or extension thereof), maintenance service contracts covering the Equipment with the Equipment supplier or with suppliers of maintenance services approved by Lessor, such approval not to be unreasonably withheld. All replacement Equipment and parts furnished in connection with such maintenance or repair shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Lessee with the result that no lien under any applicable laws will attach to the Equipment as a result of the performance of such services or the provision of any such material.

         (c) At the expiration of the Rental Term, upon notice given by Lessee at least ninety (90) days prior thereto, (i) the Lease shall be extended or renewed under the terms and conditions set forth herein for a period and rental amount to be agreed, or (ii) if no such agreement is reached or such notice specifies return of the Equipment, then Lessee shall return the Equipment in the manner and condition prescribed in Section 10. In the absence of any notice as permitted by the preceding sentence, the Lease shall be automatically extended on a month-to-month basis, until terminated (upon notice by either party given at least ninety (90) days prior to the end of the month on which the termination is to be effective) or until extended or renewed by the agreement of the parties.

         (d) Until either (i) the Equipment is returned in the manner and condition prescribed in Section 10 and (if requested by Lessor) the certification required under Section 10 as provided, or (ii) the purchase option price is paid pursuant to the terms of the Equipment Schedule or (iii) a mutually agreed renewal or extension of the Lease takes effect, Lessee agrees to continue paying rent for the Equipment in the amount of the Rental Payment set forth in the Equipment Schedule. Without limitation of the foregoing, such obligation to pay rent shall continue for any period during which repairs are being performed (at Lessee's expense) to place returned equipment in the condition required under
Section 10.

         9. INSURANCE; LOSS. (a) Lessee shall obtain and maintain for the entire Rental Term (and any renewal or extension thereof, at its own expense, property damage and personal injury liability insurance and insurance against loss or damage to the Equipment including, without limitation, loss by fire (including so-called extended coverage), theft and such other risks or loss as are customarily insured against on the types of Equipment leased hereunder and by the types of business in which the Equipment will be used by Lessee, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor, provided however, that the amount of insurance against loss or damage to the Equipment shall not be less than the greater of the replacement value of the Equipment, the original Equipment cost to Lessor, and the applicable Stipulated Loss Value (if any) for this Lease. Each insurance policy will memo Lessee as an in insured and Lessor as an additional insured or loss payee thereof, and shall contain a clause requiring the insurer to give Lessor at least 30 days prior written notice of any alterations in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty other to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

         (b) If any terms of Equipment shall become lost, stolen, destroyed or damaged beyond repair for any reason, or in the event of condemnation, confiscation, seizure or requisition of title to or use of such items. Lessee shall promptly pay to Lessor the applicable Stipulated Loss Value (if any) for this Lease, and in the absence of such Stipulated Loss Value. Lessee shall pay the aggregate unpaid Unit Rental Payments for the full, remaining Rental Term for such items or Equipment plus the Equipment's fair market value at the expiration of the Rental Term, as estimated by Lessor, less the net amount of the recover, if any, received by Lessor from insurance or otherwise for such loss or damage. Upon payment by Lessee as aforesaid, Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, if any, in such items of Equipment.

10. INSPECTION, LOCATION AND RETURN. Lessor shall have the right, at all times, to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Lessee's reasonable security procedures. Lessee may move the Equipment from the installation address shown on the Equipment Schedule (or any other location for which Lessee has compiled with this provision) only if
(i) the new location is within the continental United States, and (ii) Lessee gives at least 30 days prior written notice of the relocation and provides UCC-1 financing statements or such other documentation as Lessor reasonably requests to protect its interest in the Equipment. Upon expiration or cancellation of the Rental Term or any extension or renewal thereof, Lessee at its own risk and expense (i) will immediately return the

Equipment to Lessor in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate; and (ii) will, on request from Lessor, obtain from the Equipment supplier (or other maintenance service supplier previously approved by Lessor) a certificate stating that the Equipment qualifies for continued maintenance service at the standard rates and terms than in effect.

11. EVENTS OF DEFAULT. An Event of Default shall occur under this Lease if Lessee (i) fails to pay any Rental Payment or other payment required under this when due and such failure continues for a period of ten (10) days after written notice from Lessor; or (ii) fails to perform or observe any other convenant, condition or agreement to be performed or observed by it under this Lease; or
(iii) without Lessor's consent attempts to assign this Lease or sell, transfer, encumber, part with possession, or sublet any item of Equipment; or (iv) makes any representation or warranty in this Lease or in any document furnished by Lessee in connection herewith, which shall have been materially false or inaccurate when made or at the time to which such representation or warranty relates; or (v) shall commit an act of bankruptcy or become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a Trustee or Receiver or either shall be appointed for Lessee or for a substantial part of its property without its consent, or bankruptcy reorganization, or insolvency proceedings shall be instituted by or against Lessee, and if instituted against Lessee shall not be vacated or dismissed within sixty (60) days. Any Event of Defaults shall be deemed material and a substantial impairment of Lessor's interests for the purposes of this Lease, the Uniform Commercial Code (as in effect in the State of Delaware during the term of this Lease and referenced to hereunder as the "UCC"), and any other applicable law.

12. REMEDIES. (a) Upon the occurrence of any Event of Default and at any time thereafter, provided such Event of Default is then continuing, Lessor may, in its discretion, do any one or more of the following: (i) cancel any or all Leases which reference this Master Lease, upon notice to Lessee: (ii) recover any accrued unpaid Rental Payments and other amounts which are due and owing under the Leases so canceled on the Rental Payment Date immediately preceding the date on which Lessor obtains possession of the Equipment (or such earlier date as judgment is entered in favor of Lessor) (the "Determination Date"), plus interest as specified herein for pas due amounts: (iii) if this Lease specifies a Stipulated Loss Value for the Equipment, with or without canceling this Lease, recover (A) such Stipulated Loss Value as of the Rental Payment Date immediately preceding the Determination Date, and (B) the amount of any loss or reduction of tax benefits which Lessor anticipated it would receive if the Lease continued for its full Rental

Term; (iv) if no Stipulated Loss Value is specified in this Lease, with or without canceling this Lease, recover damages, not as a penalty, but herein liquidated for all purposes in an amount equal to (A) the present value of all future Rental Payments reserved in the Lease discounted to the Determination Date at a rate equal to the then-current discount rate of the Federal Reserve Bank of San Francisco plus on percent (1%), and (B) the present value of the Equipment's fair market value at the expiration of the Rental Term as estimated by Lessor discounted at the same rate as provided under Section(a)(iv)(A) above, and (C) the amount of any loss or reduction of tax benefits which Lessor anticipated it would receive if the Lease continued for its full Rental Term;
(v) recover any amounts due under any indemnity then discernable, plus interest as specified herein for past due amounts; (vi) require that Lessor Provide the return and certification of the Equipment to Lessor in accordance with Section 10 hereof; (vii) sell any or all of the Equipment at public or private sale, with or without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto; and (viii) exercise any other right or remedy which may be available to it under the UCC or other applicable law including the right to recover damages for the breach hereof.

         (b) In addition, Lessee shall be liable for, and reimburse Lessor for, all reasonable and necessary legal fees and all commercially reasonable costs and expenses incurred by Lessor as a result of the foregoing defaults, or the exercise of Lessor's remedies, including without limitation, recovering possession of the Equipment, selling or leasing the Equipment (including broker's and sales representative's fees and commissions), and placing any Equipment in the condition and obtaining the certificate required by Section 10 hereof. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee, or a waiver of any of Lessor's rights.

13. FINANCE LEASE. The parties agree that each Lease is a finance lease as defined by Article 2A of the UCC. Lessee acknowledges that (i) Lessee has selected the supplier of the Equipment, and (ii) by this provision Lessor has advised Lessee that (A) Lessee may have rights under the supply contract between Lessor and the supplier and (B) Lessee may contact the supplier for a description of any such rights Lessee may have under the supply contract. Lessee hereby waives any duty and all rights and remedies granted Lessee by Sections 2A-508 through 2A-522 of the Uniform Commercial Code.

14. MISCELLANEOUS. This lease may not be amended except by a written agreement signed by both Lessor and Lessee, and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. Any provision of the Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that to the extent that the provision of any such applicable law can be waived, they are hereby waived by Lessee. Time is of the essence with to the Lease. Lessee hereby expressly assumes liability for and agrees to indemnify and defend and hold Lessor harmless from and against any breach by Lessee of any representation, warranty or covenant made by Lessee in this Lease and in connection therewith to pay and reimburse Lessor for the payment of any and all expenses, including reasonable attorneys fees incurred by Lessor in connection with or as the result of any such breach. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. This Lease shall in all respects be governed by, and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE. This Lease shall become effective and binding on the parties, their respective successors and permitted assigns, and shall be deemed executed and performed in the State of Delaware, when the related Equipment Schedule is accepted by Lessor. Lessee consents to the non-exclusive jurisdiction of the state courts of Delaware for the resolution of any dispute hereunder.

         Any notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, regular or certified mail, facsimile or telegram at the address herein set forth or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section. Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission in the case of mail, facsimile or telegram. Lessee will promptly execute and deliver to Lessor such further reasonable documents (including, but not limited to, financing statements) and take such further reasonable action (such as obtaining Landlord or Mortgagee's Waiver and Consent), as Lessor may request in order to more effectively carry out the intent and purpose of this Lease or an assignment of Lessor's interest herein. Lessee authorizes Lessor to sign, on Lessee's behalf and in Lessee's name, any financing statements (including without limitation continuation statements) and to file the same in such state and county offices as may be necessary, in Lessor's judgment, to protect the interest of Lessor and/or its assignees in the Equipment and this Lease.


Lessee: Netmaximizer.com, Inc.              Mitel Capital

By:                                         By:
       ----------------------                      ----------------------

Name:                                       Name:
       ----------------------                      ----------------------

Title:                                      Title:
       ----------------------                      ----------------------

                                    EXHIBIT A

                                                                         Revised

EQUIPMENT SCHEDULE NO. A-1 TO MASTER EQUIPMENT LEASE AGREEMENT

NO. 30-DE-0507 DATED October 8, 1999 BETWEEN ATHE UNDERSIGNED PARTIES.

Lessor:                       Mitel Capital
Address:                      75 Second Avenue, Suite 200, Needham Heights, MA 02494

Lessee:                       Netmaximizer.com, Inc.
Business Address:             4400 N. Federal Hwy, Boca Raton, FL 33431

Installation Address:         4400 N. Federal Hwy, Boca Raton, FL 33431

1. Rental Term:               15 Months

2. Rental Payments:           3 Payments of $1,712.80 Plus tax
                              12 Payments of $1,101.17 Plus tax
                              each, payable monthly (or such other period as is
                              otherwise specified herein).

3. Rental Payment Dates:      First day of each month (or the first day of such
                              other period as is otherwise specified herein).

4. Advance Rental Payments:   First and last Rental Payments shall be delivered
                              to Lessor on the date of execution of the
                              Equipment Schedule.

5. Equipment Description:     See attached "DESCRIPTION OF EQUIPMENT AND
                              SOFTWARE".

6. Lessor's cost:             Equipment:       $17,128.00
                              Sales tax:       $
                              Total:           $17,128.00

7. Purchase Option: At the expiration of the Rental Term, Lessee shall, upon written notice given at least ninety (90) days prior thereto, have the option to purchase all (but not less than all) of the Equipment having the same Rental Term expiration date at the purchase option price indicated below, provided no Event of Default, has occurred which is then continuing. If no purchase option pricing is indicated on this Equipment Schedule for such Equipment, the purchase price shall be its then fair market value. Fair market value, as applied to a purchase option hereunder, shall be determined by Lessor based on the price a willing buyer would pay and a willing seller would accept (neither buyer nor seller being under compulsion to act) for the Equipment as installed and in use, giving due consideration to its condition, utility, revenue producing capability, and replacement cost. The purchase option price shall be paid not later than the last day of the Rental Term.

8. Purchase Option Price: Fair Market Value at the end of lease term.

9. If the Rental Start Date (as evidenced by an executed Delivery and Acceptance Certificate) does not occur prior to 1/7/2000, this Equipment Schedule, at Lessor's option, may be declared null and void.

10. Terms and Conditions: Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Master Equipment Lease Agreement. The terms and conditions of the above-referenced Master Equipment Lease Agreement are incorporated herein. In addition, the following attachments apply to this Equipment Schedule only: None.

LESSEE:  Netmaximizer.com, Inc.             Mitel Capital

By: /S/Peter Schuster as Sec/Treasurer      By:
   -----------------------------------          --------------------------------

Name:                                       Name:
     ---------------------------------           -------------------------------

Title:                                      Title:
      --------------------------------             -----------------------------


Lessee's Insurance Carrier:         Valley Forge Insurance Co.
                                    ----------------------------------
Policy Number:
                                    ----------------------------------
Agent's Name:                       Ter Wallace
                                    ----------------------------------
Agent's Address:                    21301 Powerline Rd #211 Boca Raton
                                    ----------------------------------
Agent's Phone:
                                    ----------------------------------